Exhibit 16.1

SEALE and BEERS, CPAs

PCAOB REGISTERED AUDITORS

www.sealebeers.com

August 26, 2014

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated August 18, 2014 of Kopjaggers, Inc. to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal.

Very truly yours,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

Seale and Beers, CPAs

PCAOB Registered Auditors
50 S. Jones Blvd, Suite 201 - Las Vegas, NV 89107

Phone: (888)727-8251      Fax: (888)782-2351